CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

            I consent to the inclusion of my report, dated January 15, 1999 on my audit of the financial statements of Manor Investment Funds, Inc. (the Fund), in the registration statement Form N-1A, Amendment Number 7 of the Fund. I also consent to the reference of my firm in such registration statement.




            Claude B. Granese, CPA

            Spring House, Pennsylvania
            January 15, 1999